Exhibit 99.1

Coinstar, Inc. Proposes Corporate Name Change to Outerwall

Outerwall Reflects Future Vision and Limitless Possibilities

BELLEVUE, Wash., April 25, 2013 — Coinstar, Inc. (Nasdaq: CSTR), a leader in automated retail, today announced that it plans to seek stockholder approval to change its name to Outerwall Inc. at the company’s Annual Meeting of Stockholders to be held on June 27, 2013.

The name change reflects the evolution of the company from a single coin-counting kiosk business into multiple automated retail businesses. The name Outerwall was selected as an umbrella corporate brand that encompasses the company’s current operations and provides a platform for future opportunities. The name is intended to signify innovation and pushing the walls of retail out into a new dimension through current and future automated retail solutions.

“Our proposed name change to Outerwall unifies our growing portfolio of products and services under one name and reflects the company’s ongoing commitment to think beyond the limits to make a better everyday possible for everyone,” said J. Scott Di Valerio, chief executive officer of Coinstar, Inc. “More than two decades ago, Coinstar pioneered self-service coin counting and ten years later, Redbox reimagined a new way to deliver low-cost entertainment through DVD kiosks. We continue to develop solutions that are simple, convenient and affordable.”

In accordance with Securities and Exchange Commission (SEC) regulations, the company plans to file a preliminary proxy statement today with the SEC that includes the proposal to amend the company’s Restated Certificate of Incorporation to change the company’s name. The company expects to file its definitive proxy statement in May 2013.

Subject to receipt of stockholder approval at the Annual Meeting of Stockholders and completion of other legal formalities, Coinstar, Inc. will change its name to Outerwall Inc. The company’s core businesses will retain their current brand names, Redbox and Coinstar.

After the new name is formally adopted, the company plans to change its NASDAQ ticker symbol from “CSTR” to “OUTR” and will announce the date trading under the new symbol will commence.

Important Additional Information

In connection with its Annual Meeting of Stockholders to be held on June 27, 2013 (the “2013 Annual Meeting”), Coinstar will file a proxy statement and other documents regarding the 2013 Annual Meeting, including the name change proposal, with the SEC and will mail a definitive proxy statement and proxy card to each stockholder of record entitled to vote at the 2013 Annual Meeting. Stockholders are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. When they are available, the proxy statement and other documents relating to the 2013 Annual Meeting, including the name change proposal, can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Coinstar at its website: www.coinstarinc.com, under “Investors – SEC Filings” (which website is not incorporated herein by reference). Coinstar and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting. Information regarding the interests of the directors and executive officers is set forth in public filings filed by Coinstar with the SEC, including its proxy statement relating to its 2012 Annual Meeting of Stockholders filed on April 25, 2012, and also will be set forth in its proxy statement relating to its 2013 Annual Meeting.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient products and services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company also identifies and develops innovative self-service concepts in its New Ventures segment. The company’s kiosks are located in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar’s 2013 Annual Meeting, a proposed name change, and related matters. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar or Redbox or their management, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, stockholder action at the 2013 Annual Meeting, including regarding the proposed name change, action by Nasdaq, changes in strategic and financial objectives, and actions by retailers, suppliers and consumers. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” and other disclosures described in Coinstar’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this release. Coinstar undertakes no obligation to update the information provided herein.

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Contacts

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com